UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 10, 2006

FIRST SOURCE DATA, INC.

(Exact name of registrant as specified in its charter)

Nevada

333-131621

20-1558589

(State or other jurisdiction

(Commission

   (IRS Employer

   of incorporation)

File Number)

Identification No.)

155 Dalhousie Street, Suite 1111, Toronto, Ontario, Canada

        M5B 2P7

(Address of principal executive offices)

               (Zip Code)

Registrant’s telephone number, including area code   (416) 214-1516

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 12, 2006, we entered into an Independent Contractor Agreement with Javed Mawji, who is our Chief Executive Officer and one of our directors. The term of the agreement begins October 12, 2006 and ends December 31, 2006 and includes compensation for services performed by Mr. Mawji from September 1, 2006 through December 1, 2006. The agreement provides that Mr. Mawji will perform services as our Chief Executive Officer pursuant to the directives of our Board of Directors, including managing and directing our daily operations and other duties customarily associated with the role of Chief Executive Officer, for a minimum of 25 hours per week. This agreement permits early termination by either party upon delivery of 30 days advance written notice.

In consideration for his services, Mr. Mawji is entitled to receive cash compensation of $3,000 per month for services performed and to be performed from September 1, 2006 through December 31, 2006. We have already paid to Mr. Mawji the compensation owing under this agreement for his services performed between September 1, 2006 and September 30, 2006. The contract includes clauses that prohibit Mr. Mawji from disclosing our confidential information or engaging in certain activities which are competitive with our business.

The Independent Contractor Agreement between First Source Data, Inc. and Javed Mawji is filed as Exhibit 10.1, incorporated herewith.

Item 1.02 Termination of a Material Definitive Agreement

On May 1, 2006, we entered into an Independent Contractor Agreement with our Chief Financial Officer, Anoma Alwis, for a term beginning May 1, 2006 and ending April 30, 2007 unless terminated earlier. The contract provides that Mr. Alwis is to perform services as our Chief Financial Officer pursuant to the directives of our Board of Directors, including managing our financial and accounting operations and other duties customarily associated with the role of Chief Financial Officer, for a minimum of 10 hours per week. In consideration for his services, Mr. Alwis is entitled to receive cash compensation of $1,000 per month. This agreement permits early termination by either party upon delivery of 30 days advance written notice. There are no early termination penalties.

On October 10, 2006, we provided to Mr. Alwis written notice of termination of this agreement. Termination will be effective on November 8, 2006. We terminated this agreement because Mr. Alwis no longer has sufficient availability to perform his duties required under the agreement.

The Independent Contractor Agreement between First Source Data, Inc. and Anoma Alwis is filed as Exhibit 10.2, incorporated herewith.

This report may contain forward-looking statements that involve risks and uncertainties.  We  generally  use  words  such  as  “believe,”  “may,” “could,” “will,”  “intend,”  “expect,”  “anticipate,”  “plan,” and similar expressions to identify  forward-looking  statements.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including: our ability to continue as a going concern, the various interrelationships between our officers and directors which may cause conflicts of interest, amendments to current regulations adversely affecting our business, results of operations and prospects, our ability to raise additional capital, that we do not carry insurance and we may be subject to significant lawsuits which could significantly increase our expenses, and such other risks and uncertainties as may be detailed from time to time in our public announcements and filings with the U.S. Securities and Exchange Commission.  Although we believe  the  expectations  reflected  in  the  forward-looking  statements  are reasonable,  they  relate  only to events as of the date on which the statements are  made,  and  our  future  results,  levels of activity, performance or achievements may not meet these expectations.  We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.

Description

10.1

Independent Contractor Agreement between First Source Data, Inc. and Javed Mawji, dated October 12, 2006

10.2

Independent Contractor Agreement between First Source Data, Inc. and Anoma Alwis, dated May 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Source Data, Inc.

(Registrant)

Date: October 13, 2006

/s/ Javed Mawji

 (Signature)

Name: Javed Mawji

Title: Chief Executive Officer